Exhibit 10.16

AMENDMENT OF

PATENT & TECHNOLOGY EXCLUSUVE LICENSE AGREEMENT

THIS AMENDMENT (the “Amendment”) is made and entered into as of the 25th day of October, 2021 (the “Effective Date”) by and among BITECH MINING CORPORATION (“BITECH”), a corporation organized and existing under the laws of the State of Wyoming with its corporate office at 1620 Central Ave, Suite 202, Cheyenne, WY 82001 (the “Company”), and SUPERGREEN ENERGY CORP (“SGE”), a Nevada corporation with its principal place of business at 600 Anton Blvd, Suite 1100, Costa Mesa, CA 92626. The corporations are sometimes referred to herein collectively, as the “Parties.”

RECITALS

A.	BITECH was formed in the State of Wyoming in order to provide power saving green solutions to the cryptocurrency mining industry including R&D and commercialization relating to the industry.

B.	SGE was formed in the State of Nevada in order to provide power saving technology solutions with Tesdison technology, an invention with U.S. Patent No. 10,547,179 B2.

C.	On January 15, 2021, SGE granted Worldwide Exclusive License of U.S. Patent No. 10,547,179 B2 to BITECH for the crypto mining industry for the initial four-year period with an option to extent.

D.	As of the date hereof, SGE amends the Worldwide Exclusive License of Patent No. 10,547, 179 B2 to BITECH to extend from the initial four-year license to a perpetual license for the lifespan of the U.S. Patent No. 10,547,179 B2.

E.	This Agreement remains in effect other terms agreements relating to the same subject matter.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Patent & Technology License Agreement.

SUPERGREEN ENERGY CORPORATION

By	/s/ Calvin Cao
Calvin Cao/ President and CEO

BITECH MINING CORPORATION

By	/s/ Benjamin Tran
Benjamin Tran/ President & CEO